CONTACT: Investor Relations (214) 792-4415

SOUTHWEST AIRLINES REPORTS FIRST QUARTER EARNINGS;
64th CONSECUTIVE QUARTER OF PROFITABILITY

DALLAS, TEXAS - April 19, 2007 - Southwest Airlines (NYSE:LUV) today reported its first quarter 2007 results. Net income for first quarter 2007 was $93 million, or $.12 per diluted share, compared to $61 million, or $.07 per diluted share, for first quarter 2006. Economic net income for first quarter 2007 was $33 million, or $.04 per diluted share, compared to $64 million, or $.08 per diluted share, for first quarter 2006. This economic net income result is in line with First Call’s mean estimate of $.04 per diluted share for first quarter 2007. (Refer to the reconciliation in the accompanying tables for further information regarding economic results.)

First Quarter 2007 Financial Highlights:
•	Record first quarter revenues of $2.2 billion, up 8.9 percent
•	Economic net income of $33 million, down 48.4 percent
•	Economic net income per diluted share of $.04, down 50 percent
•	Repurchased 13.5 million shares of common stock for $209 million

                Gary C. Kelly, CEO, stated: “Although we are gratified to report our 64th consecutive quarter of profitability, it is disappointing to report first quarter economic earnings below year-ago levels. Led by higher fuel costs, our year-over-year first quarter 2007 economic operating costs increased 4.3 percent per available seat mile, as expected. Based on the strength of last year’s overall revenue growth, we had hoped this year’s revenue growth would surmount these cost pressures. First quarter 2007 unit revenue growth of 1.4 percent was solid, but slower compared to last year’s growth rate. Inclement weather, a slowing economy, and higher fare levels likely combined to cool the rate of growth in domestic air travel.
“Last year’s second quarter revenue performance was exceptionally strong, on the heels of major capacity reductions by various competitors. Based on first quarter results, April traffic to date and future second quarter bookings, we expect to fall below last year’s extraordinary second quarter unit revenue of 10.70 cents. We do expect the normal seasonal improvement in unit revenues from first to second quarter, however.

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“Despite $65 million in favorable cash settlements from derivative contracts for first quarter 2007, our economic fuel costs per gallon increased 11.6 percent to $1.63. We have derivative contracts for over 95 percent of our estimated second quarter 2007 fuel consumption, capped at an average crude-equivalent price of approximately $50 per barrel (compared to over 75 percent at approximately $36 per barrel for second quarter 2006). Based on this derivative position and current market prices, we are hopeful our second quarter 2007 economic fuel costs will not exceed $1.70 per gallon. We currently have derivative contracts for approximately 90 percent of our estimated fuel consumption for the second half of 2007 at an average crude-equivalent price of approximately $50 per barrel.
 “As expected, our first quarter 2007 unit costs, excluding fuel, increased 1.7 percent over last year. Based on current cost trends, we expect our second quarter 2007 unit costs, excluding fuel, to be comparable to second quarter 2006’s 6.68 cents.
“We continue efforts to improve productivity and enhance the overall travel experience for our valued Customers. As always, we are dedicated to maintaining our Low Fare Leadership and strong Customer Satisfaction record and are proud that we were recently recognized by BusinessWeek on their list of the Top 25 Customer Service Champs. Southwest Airlines was also recognized for the eleventh consecutive year by Fortune as one of the Most Admired Companies in America. In addition, Forbes included Southwest in its Platinum List of Best Big Companies in America and Business Ethics Magazine recognized Southwest as one of the 100 Best Corporate Citizens for the eighth year in a row.
"With the lowest overall unit costs (adjusted for stage length), strongest financial position, outstanding Customer Service, and best Employees in the U.S. airline industry, we are well positioned to maintain our profitability and expand our route system even during less than favorable economic times for our industry. Our focus is on preparing Southwest for the future and perhaps being less reliant on fare increases for future unit revenue growth. Although we continue to be challenged with higher fuel and other cost pressures, we believe we have substantial opportunities to grow our revenues over the next several years and are confident we can achieve our longterm financial goals.
“We continue to actively explore the secondary aircraft market for additional aircraft and currently have intentions to lease two previously owned 737-700 aircraft, bringing our aircraft additions to 39 for this year. Our estimated year-over-year available seat mile growth for 2007 is approximately eight percent. In addition, we exercised two Boeing 737-700 options for 2008 delivery, bringing our 2008 firm orders and options to 32 and two, respectively. These aircraft will allow us to continue the successful development of our new markets and to respond to Customer demand in existing markets. We are also excited to resume service to San Francisco International Airport this fall.”
Southwest will discuss its first quarter 2007 results on a conference call at 11:30 a.m. Eastern Time today. A live broadcast of the conference call will be available at southwest.com.

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Operating Results
Total operating revenues for first quarter 2007 increased 8.9 percent to $2.2 billion, compared to $2.0 billion for first quarter 2006. Total first quarter 2007 operating expenses were $2.1 billion, compared to $1.9 billion in first quarter 2006. Operating income for first quarter 2007 was $84 million compared to $98 million in first quarter 2006. Economic operating income was $70 million in first quarter 2007 compared to $115 million last year.
                “Other income” was $65 million for first quarter 2007, compared to $2 million in “other expenses” for first quarter 2006. The $67 million swing primarily resulted from unrealized “other (gains) losses” associated with Statement of Financial Accounting Standard (SFAS) 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The cost of the hedging program (which includes the premium costs of derivative contracts) of $14 million in first quarter 2007 and $11 million in first quarter 2006 is also included in "other (gains) losses."
Net cash provided by operations for first quarter 2007 was $617 million, which included a $345 million increase in fuel derivative collateral deposits related to future periods. Capital expenditures were $325 million for first quarter 2007. The Company repurchased 13.5 million shares of its common stock for $209 million during the first quarter, of which $200 million completed the $400 million repurchase authorization by the Company’s Board of Directors in November 2006. The remaining $9 million related to the $300 million repurchase program authorized last month. As of yesterday, the Company had repurchased 4.2 million shares of its common stock for a total of $62.8 million under this latest authorization.
The Company ended first quarter 2007 with $1.9 billion in cash and short-term investments, which included $885 million in fuel derivative collateral deposits. In addition, the Company had a fully available unsecured revolving credit line of $600 million. The Company will repay approximately $113 million in debt in the remainder of 2007.
This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Additional information concerning the factors which could cause actual results to differ materially from the forward-looking statements are contained in the Company’s periodic filings with the Securities and Exchange Commission, including without limitation, the Company's Annual Report on Form 10-K for the year ended 2006 and subsequent filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended
	March 31,
			Percent
	2007	2006	Change

OPERATING REVENUES:
Passenger	$2,112	$1,938	9.0
Freight	30	35	(14.3)
Other	56	46	21.7
Total operating revenues	2,198	2,019	8.9

OPERATING EXPENSES:
Salaries, wages, and benefits	767	716	7.1
Fuel and oil	564	501	12.6
Maintenance materials and repairs	136	104	30.8
Aircraft rentals	39	40	(2.5)
Landing fees and other rentals	136	120	13.3
Depreciation and amortization	135	124	8.9
Other operating expenses	337	316	6.6
Total operating expenses	2,114	1,921	10.0

OPERATING INCOME	84	98	(14.3)

OTHER EXPENSES (INCOME):
Interest expense	29	34	(14.7)
Capitalized interest	(13)	(12)	8.3
Interest income	(13)	(18)	(27.8)
Other (gains) losses, net	(68)	(2)	n.a.
Total other expenses (income)	(65)	2	n.a.

INCOME BEFORE INCOME TAXES	149	96	55.2
PROVISION FOR INCOME TAXES	56	35	60.0

NET INCOME	$93	$61	52.5

NET INCOME PER SHARE:
Basic	$ .12	$ .08
Diluted	$ .12	$ .07

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	786	803
Diluted	800	836

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO ECONOMIC RESULTS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
			Percent
	2007	2006	Change

Fuel and oil expense - unhedged	$643	$617
Less: Fuel hedge gains included in fuel and oil expense	(79)	(116)
GAAP fuel and oil expense, as reported	564	501	12.6
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	(4)	10
Add/(Deduct): Fuel contract impact recognized in earnings
in prior periods for contracts settling in the current period	18	(27)
Fuel and oil expense - economic basis	$578	$484	19.4

Operating income, as reported	$84	$98
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	4	(10)
Add/(Deduct): Fuel contract impact recognized in earnings
in prior periods for contracts settling in the current period	(18)	27
Operating income - economic fuel basis	$70	$115	(39.1)

Other (gains) losses, net, as reported	$(68)	$(2)
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	85	40
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	(6)	(17)
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	4	(10)
Other (gains) losses, net - economic fuel basis	$15	$11	n.a.

Net income, as reported	$93	$61
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	(85)	(40)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	6	17
Add/(Deduct): Fuel contract impact recognized in earnings
in prior periods for contracts settling in the current period	(18)	27
Income tax impact of unrealized items	37	(1)
Net income - economic fuel basis	$33	$64	(48.4)

Net income per share, diluted, as reported	$.12	$.07
Add/(Deduct): Impact of fuel contracts, net of income taxes	(.08)	.01
Net income per share, diluted - economic fuel basis	$.04	$.08	(50.0)

Note regarding use of economic (non-GAAP) financial measures
The economic (non-GAAP) items and results referred to in this news release are provided as supplemental information, and should not be relied upon as alternative measures to Generally Accepted Accounting Principles (GAAP). Items calculated by the Company on an "economic" basis exclude certain unrealized items that are recorded as a result of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. The unrealized items primarily consist of gains or losses for derivative instruments that will settle in future accounting periods or gains or losses that have been recognized in prior period results, but which have settled in the current period. This includes ineffectiveness, as defined, for future period instruments and the change in market value for future period derivatives that no longer qualified for special hedge accounting, as defined in SFAS 133.

The Company's management utilizes both the GAAP and the economic results in this news release to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of the unrealized items. Management believes in certain cases, the Company's GAAP results are not indicative of the Company's operating performance for the applicable period, nor should they be considered in developing trend analysis for future periods. In addition, since fuel expense is such a large part of the Company's operating costs and is subject to extreme volatility, the Company believes it is useful to provide investors with the Company's true economic cost of fuel for the periods presented, based on cash settlements from hedging activities including certain gains or losses recognized in prior periods, but excluding the unrealized impact of hedges that will settle in future periods.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

	Three months ended
	March 31,
	2007	2006	Change

Revenue passengers carried	19,960,933	19,199,488	4.0%
Enplaned passengers	22,903,073	22,015,484	4.0%
Revenue passenger miles (RPMs) (000s)	16,109,071	15,280,497	5.4%
Available seat miles (ASMs) (000s)	23,678,376	22,079,458	7.2%
Load factor	68.0%	69.2%	(1.2)	pts.
Average length of passenger haul (miles)	807	796	1.4%
Average aircraft stage length (miles)	627	617	1.6%
Trips flown	276,900	262,449	5.5%
Average passenger fare	$105.79	$100.94	4.8%
Passenger revenue yield per RPM (cents)	13.11	12.68	3.4%
Operating revenue yield per ASM (cents)	9.28	9.15	1.4%
Operating expenses per ASM (GAAP, in cents)	8.93	8.70	2.6%
Operating expenses per ASM (economic, in cents)	8.99	8.62	4.3%
Operating expenses per ASM, excluding fuel (cents)	6.54	6.43	1.7%
Fuel costs per gallon, excluding fuel tax (unhedged)	$1.81	$1.86	(2.7)%
Fuel costs per gallon, excluding fuel tax (GAAP)	$1.59	$1.51	5.3%
Fuel costs per gallon, excluding fuel tax (economic)	$1.63	$1.46	11.6%
Fuel consumed, in gallons (millions)	354	329	7.6%
Fulltime equivalent Employees at period-end	33,195	31,396	5.7%
Size of fleet at period-end	489	451	8.4%

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	March 31,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$1,618	$1,390
Short-term investments	315	369
Accounts and other receivables	278	241
Inventories of parts and supplies, at cost	174	181
Fuel derivative contracts	558	369
Prepaid expenses and other current assets	56	51
Total current assets	2,999	2,601

Property and equipment, at cost:
Flight equipment	12,041	11,769
Ground property and equipment	1,384	1,356
Deposits on flight equipment purchase contracts	757	734
	14,182	13,859
Less allowance for depreciation and amortization	3,897	3,765
	10,285	10,094
Other assets	954	765
	$14,238	$13,460

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$643	$643
Accrued liabilities	1,748	1,323
Air traffic liability	1,010	799
Current maturities of long-term debt	123	122
Total current liabilities	3,524	2,887

Long-term debt less current maturities	1,556	1,567
Deferred income taxes	2,183	2,104
Deferred gains from sale and leaseback of aircraft	117	120
Other deferred liabilities	304	333
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,155	1,142
Retained earnings	4,264	4,307
Accumulated other comprehensive income	716	582
Treasury stock, at cost	(389)	(390)
Total stockholders' equity	6,554	6,449
	$14,238	$13,460

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)
	Three months ended
	March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93	$61
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	135	124
Deferred income taxes	42	35
Amortization of deferred gains on sale and
leaseback of aircraft	(4)	(4)
Share-based compensation expense	13	22
Excess tax benefits from share-based
compensation arrangements	(29)	(28)
Changes in certain assets and liabilities:
Accounts and other receivables	(37)	(13)
Other current assets	(56)	14
Accounts payable and accrued liabilities	383	317
Air traffic liability	210	280
Other	(133)	(57)
Net cash provided by operating activities	617	751

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(325)	(262)
Purchases of short-term investments	(914)	(850)
Proceeds from sales of short-term investments	968	782
Proceeds from ATA Airlines, Inc. debtor in possession loan	-	20
Other investing activities, net	-	1
Net cash used in investing activities	(271)	(309)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	78	107
Payments of long-term debt and capital lease obligations	(9)	(37)
Payments of cash dividends	(7)	(7)
Repurchase of common stock	(209)	(214)
Excess tax benefits from share-based
compensation arrangements	29	28
Other, net	-	1
Net cash provided by (used in) financing activities	(118)	(122)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	228	320
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,390	2,280

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,618	$2,600

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SOUTHWEST AIRLINES CO.
737-700 DELIVERY SCHEDULE

	The Boeing Company
			Purchase	Previously
	Firm	Options	Rights	Owned		Total

2007	37			2	*	39	**
2008	32	2				34
2009	18	18				36
2010	10	32				42
2011	10	30				40
2012	10	30				40
2008-2014	-	-	54			54
	117	112	54	2		285

* Intend to lease two previously owned 737-700 aircraft
**2007 delivery dates: eight in first quarter, eleven in second quarter, eleven in third quarter and nine in fourth quarter.

***